Ex. 99.1

CONTACT:  Investor Relations (214) 792-4415

SOUTHWEST AIRLINES REPORTS JUNE TRAFFIC

DALLAS, TEXAS – July 8, 2011 – Southwest Airlines Co. (NYSE: LUV) today reported June 2011 traffic results for Southwest Airlines and AirTran Airways.  AirTran Airways became a wholly owned subsidiary of Southwest Airlines Co. (“the Company”) on May 2, 2011.  For purposes of comparability, the Company is providing combined traffic results for Southwest Airlines and AirTran Airways for periods prior to the acquisition date.   See the accompanying tables for combined and individual results.
The Company flew 9.6 billion revenue passenger miles (RPMs) in June 2011, compared to 9.0 billion combined RPMs flown in June 2010, an increase of 7.5 percent.  Available seat miles (ASMs) increased 6.2 percent to 11.5 billion from the June 2010 combined level of 10.8 billion.  The load factor for June 2011 was 83.9 percent, compared to the combined load factor of 82.8 percent in June 2010.
For June 2011, Southwest Airlines’ passenger revenue per ASM (excluding AirTran Airways) is estimated to have increased approximately five percent as compared to June 2010.
For the second quarter 2011, the Company flew 27.6 billion combined RPMs, compared to 25.4 billion combined RPMs flown for the same period in 2010, an increase of 8.8 percent.  The combined second quarter 2011 ASMs increased 6.0 percent to 33.6 billion, compared to the combined level of 31.7 billion for the same period in 2010.  The combined second quarter 2011 load factor was 82.2 percent, compared to the combined load factor of 80.1 percent for the same period in 2010.
For the first half of 2011, the Company flew 51.4 billion combined RPMs, compared to 46.9 billion combined RPMs flown for the same period in 2010, an increase of 9.4 percent.  The combined year-to-date ASMs increased 6.5 percent to 63.9 billion in 2011, compared to the combined level of 60.0 billion for the same period in 2010.  The combined year-to-date load factor was 80.4 percent, compared to the combined load factor of 78.2 percent for the same period in 2010.
This release, as well as past news releases about Southwest Airlines Co., is available online at southwest.com.

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	SOUTHWEST AIRLINES CO.
	PRELIMINARY COMPARATIVE COMBINED TRAFFIC STATISTICS

	JUNE				SECOND QUARTER				YEAR-TO-DATE

	2011	2010	CHANGE		2011	2010	CHANGE		2011	2010	CHANGE

Revenue passengers carried	9,893,940	9,573,930	3.3%		28,826,848	27,997,507	3.0%		54,408,243	52,308,579	4.0%

Enplaned passengers	12,249,428	11,883,202	3.1%		35,559,232	34,084,746	4.3%		66,753,484	63,298,260	5.5%

Revenue passenger miles (000)	9,630,541	8,958,462	7.5%		27,646,263	25,403,034	8.8%		51,361,693	46,945,728	9.4%

Available seat miles (000)	11,485,357	10,817,312	6.2%		33,639,005	31,722,856	6.0%		63,902,550	60,015,014	6.5%

Load factor	83.9%	82.8%	1.1	pts.	82.2%	80.1%	2.1	pts.	80.4%	78.2%	2.2	pts.

Average length of haul	973	936	4.0%		959	907	5.7%		944	897	5.2%

Trips flown	122,783	118,997	3.2%		362,691	352,352	2.9%		696,258	674,142	3.3%

	SOUTHWEST AIRLINES
	PRELIMINARY COMPARATIVE TRAFFIC STATISTICS

	JUNE				SECOND QUARTER				YEAR-TO-DATE

	2011	2010	CHANGE		2011	2010	CHANGE		2011	2010	CHANGE

Revenue passengers carried	8,050,632	7,750,146	3.9%		23,494,933	22,883,422	2.7%		44,610,048	42,860,257	4.1%

Enplaned passengers	9,924,612	9,562,142	3.8%		28,854,794	27,554,201	4.7%		54,453,912	51,248,665	6.3%

Revenue passenger miles (000)	7,692,976	7,066,096	8.9%		22,109,453	20,206,229	9.4%		41,305,339	37,367,943	10.5%

Available seat miles (000)	9,212,639	8,627,117	6.8%		27,009,689	25,471,845	6.0%		51,515,363	48,091,305	7.1%

Load factor	83.5%	81.9%	1.6	pts.	81.9%	79.3%	2.6	pts.	80.2%	77.7%	2.5	pts.

Average length of haul	956	912	4.8%		941	883	6.6%		926	872	6.2%

Trips flown	100,180	96,753	3.5%		296,151	287,222	3.1%		569,974	549,114	3.8%

	AIRTRAN AIRWAYS
	PRELIMINARY COMPARATIVE TRAFFIC STATISTICS*

	JUNE				SECOND QUARTER				YEAR-TO-DATE

	2011	2010	CHANGE		2011	2010	CHANGE		2011	2010	CHANGE

Revenue passengers carried	1,843,308	1,823,784	1.1%		5,331,915	5,114,085	4.3%		9,798,195	9,448,322	3.7%

Enplaned passengers	2,324,816	2,321,060	0.2%		6,704,438	6,530,545	2.7%		12,299,572	12,049,595	2.1%

Revenue passenger miles (000)	1,937,564	1,892,366	2.4%		5,536,810	5,196,805	6.5%		10,056,354	9,577,785	5.0%

Available seat miles (000)	2,272,718	2,190,195	3.8%		6,629,316	6,251,011	6.1%		12,387,187	11,923,709	3.9%

Load factor	85.3%	86.4%	(1.1)	pts.	83.5%	83.1%	0.4	pts.	81.2%	80.3%	0.9	pts.

Average length of haul	1,051	1,038	1.3%		1,038	1,016	2.2%		1,026	1,014	1.2%

Trips flown	22,603	22,244	1.6%		66,540	65,130	2.2%		126,284	125,028	1.0%

*AirTran Airways' traffic statistics have been adjusted to conform to Southwest Airlines' presentation.